UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

Mobivity Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3133 West Frye Road, #215

Chandler, Arizona 85226

(Address of principal executive offices)

(877) 282-7660

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 21, 2023, Mobivity Holdings Corp. (the “Company”) announced that Skye Fossey-Tomaske was appointed to serve as the Interim Chief Financial Officer of the Company, effective as of June 21, 2023. Ms. Fossey-Tomaske, age 44, has served as the Company’s Corporate Controller since May 2021. Prior to joining the Company, Ms. Fossey-Tomaske held the position of Accounting Manager at Hannay Realty Advisors, LP, where she oversaw the accounting department for all of the restaurant holdings from October 2019 until April 2021. Before that, Ms. Fossey-Tomaske served as an Accounting Manager for Community Medical Services from November 2018 to October 2019. During her tenure at Community Medical Services, she successfully established a new accounting department to manage new acquisitions in the eastern United States, implemented a universal accounting system for all new subsidiaries, and enhanced various processes and procedures. Prior to her employment at Community Medical Services, from January 2012 to September 2018 Ms. Fossey-Tomaske served as the Controller for Young Auto & Truck, LLC.

There are no family relationships between Ms. Fossey-Tomaske and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. There are no transactions between Ms. Fossey-Tomaske or any member of her immediate family and the Company that require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2023	Mobivity Holdings Corp.

	By:	/s/ Dennis Becker
Dennis Becker
Chief Executive Officer